As filed with the Securities and Exchange Commission on December 16, 2022

Registration No. 333-264427

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FAST RADIUS, INC.

(Exact name of registrant as specified in its charter)

Delaware	3559	85-3692788
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

113 N. May Street

Chicago, Illinois 60607

(312) 319-1060

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Lou Rassey

Chief Executive Officer

Fast Radius, Inc.

113 N. May Street

Chicago, Illinois 60607

(312) 319-1060

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Joshua M. Samek, Esq.

Drew M. Valentine, Esq.

DLA Piper LLP (US)

200 South Biscayne Boulevard, Suite 2500

Miami, Florida 33131

(305) 423-8500

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date hereof.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-264427), or the Registration Statement, is being filed by Fast Radius, Inc., a Delaware corporation, or the Company, in order to terminate the effectiveness of the Registration Statement and to deregister, as of the effective date of this Post-Effective Amendment No. 1, all shares of the Common Stock, par value $0.001 per share, of the Company held for resale by the selling securityholders named therein which remain unsold on the date hereof.

Following effectiveness of this Post-Effective Amendment No. 1, the Company intends to file a Form 15 to terminate its duty to file reports under Section 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, Illinois, on December 16, 2022.

FAST RADIUS, INC.

By:	/s/ Pat McCusker
Pat McCusker
President, Interim Chief Financial Officer

Note: No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement in reliance on Rule 478 of the Securities Act of 1933, as amended.